Exhibit 10.2

PARAMOUNT ENERGY TRUST

UNIT INCENTIVE PLAN

     This document sets out the terms and conditions of the Unit Incentive Plan (the “Plan”) of Paramount Energy Trust (“PET”) adopted and approved by its unitholders (the “Unitholders”) on August 7, 2002.

1.     The purpose of the Plan is to provide an effective long term incentive for the directors, officers, employees and direct and indirect service providers (collectively, the “Service Providers”) of PET and its subsidiaries and affiliates from time to time. For certainty, a Service Provider will be eligible to participate under the Plan notwithstanding services are being provided indirectly by such person through a management agreement or other arrangement with PET or its subsidiaries and affiliates. The Plan shall come into effect on August 7, 2002, subject to the approval of the Toronto Stock Exchange (the “TSX”) and any revisions or amendments thereof as may be required from time to time by the TSX.

2.     3,963,906 trust units (“Trust Units”) of PET, or such lesser number of Trust Units equal to 10% of the number of Trust Units of PET issued and outstanding following the completion of a rights offering of Trust Units to be undertaken by PET following the listing of the Trust Units on the TSX, are reserved for issuance for the granting of rights (“Incentive Rights”) to acquire Trust Units under the Plan. The number of Trust Units reserved for issuance upon the exercise of Incentive Rights may be increased subject to the policies and approval of the TSX and the approval of the Unitholders by way of ordinary resolution at a meeting of the Unitholders.

3.     The Plan shall be administered by the board of directors of Paramount Energy Operating Corp. or a committee thereof (the “Administrator”) which shall from time to time at its sole discretion determine the Service Providers who shall participate under the Plan, the numbers of Incentive Rights to be granted to such Service Providers and the terms of vesting of such Incentive Rights, if any; provided, however, that the aggregate number of Incentive Rights granted to any one Service Provider shall not exceed 5% of the issued and outstanding Trust Units of PET at the date of grant, the aggregate number of Trust Units which may be reserved for issuance to “insiders” (as such term is referred to in the policies of the TSX) under the Plan shall not exceed ten percent (10%) of the issued and outstanding Trust Units of PET at the date of grant, and, during any one-year period, the Administrator shall not grant to such insiders a number of Trust Units exceeding ten percent (10%) of outstanding Trust Units of PET, or to any one insider and such insider’s associates, a number of Trust Units exceeding five percent (5%) of the outstanding Trust Units of PET.

4.     Incentive Rights granted under the Plan may not be transferred or assigned.

5.     The Plan and any amendments thereto, including to the number of Trust Units reserved from time to time for issuance hereunder, are subject to the approvals of the TSX and the Unitholders and no Incentive Rights which have been granted prior to the receipt of such approvals may be exercised until such approvals have been received.

6.     Subject to the restrictions on exercise set out in paragraph 5 above and paragraphs 10 and 11 below, Incentive Rights granted under the Plan may be exercised during a period (the “Exercise Period”) not exceeding 10 years from the date upon which the Incentive Rights were granted (the “Grant Date”), subject to such terms of vesting as the Administrator may determine, and at the expiration of the Exercise Period, any Incentive Rights which have not been exercised shall expire and become null and void.

7.     The grant price per Incentive Right granted hereunder (the “Grant Price”) shall be equal to the per Trust Unit closing price of the Trust Units traded through the facilities of the TSX on the trading day immediately preceding the Grant Date. In the event the Trust Units are not traded through the facilities of the TSX, the Grant Price shall be equal to the per Trust Unit closing price of the Trust Units on such other stock exchange as the Trust Units may then be traded on the trading day immediately preceding the Grant Date. In the event the Trust Units are not traded on any stock exchange, the Grant Price shall be equal to an amount determined by the Administrator in its sole discretion, acting reasonably, based upon such information as may from time to time be available to the Administrator indicating a valuation of the Trust Units.

8.     At the option of a holder of Incentive Rights, the strike price per Incentive Right granted hereunder (the “Strike Price”) may be reduced on or before the effective date of exercise of such Incentive Rights by deducting from the Grant Price the aggregate amounts from the distributions on a per Trust Unit basis made by PET to Unitholders during each calendar quarter after the Grant Date which represent a return of more than 2.5% on PET’s consolidated net fixed assets on its balance sheet at the end of each such calendar quarter. Where a Grant Date falls other than on the first day of a calendar quarter, the per Trust Unit amount deducted from the Grant Price for that calendar quarter shall be pro-rated from the Grant Date to the end of such calendar quarter. Notwithstanding anything contained herein, the Strike Price shall never be less than $0.001 per Trust Unit and the holder of an Incentive Right may elect to have the Strike Price equal the Grant Price.

9.     The Administrator may, by resolution, vary the 2.5% threshold referred to in paragraph 8 herein from time to time in accordance with the view of the Administrator of the economic environment in which PET operates.

10.     Upon any holder of Incentive Rights ceasing to be a Service Provider for any reason whatsoever during the Exercise Period, other than the death of such holder, all Incentive Rights which have not vested at such date shall terminate and become null and void, and such holder of Incentive Rights shall have until the earlier of:

(a)	sixty (60) days from the date that such holder ceased to be a Service Provider; or

(b)	the end of the Exercise Period,

to exercise the vested Incentive Rights, at the Strike Price in effect at the time the holder ceased being a Service Provider, and at the expiration of such time, all vested Incentive Rights which have not been exercised shall terminate and become null and void; provided, however, that upon the termination of an employee for cause, the Administrator may, in its sole discretion, determine that all vested Incentive Rights which have not been exercised shall immediately terminate and become null and void. Incentive Rights shall not be affected by any change of the provision of services by a Service Provider so long as such Service Provider continues to be a Service Provider of PET or its subsidiaries and affiliates. For the purposes of the Plan, the date of termination of a Service Provider shall be the date on which notice is given in writing to such Service Provider by the Administrator of his termination or of the acceptance of his resignation. Such date shall not be effected by any notice period required at law or otherwise.

11.     Upon the death of any individual holder of Incentive Rights during the Exercise Period, all Incentive Rights which have not vested at such date shall terminate and become null and void, and the executor, administrator or personal representative of such holder of Incentive Rights shall have until the earlier of:

(a)	six (6) months from the date of the death of such holder; or

(b)	the end of the Exercise Period,

to exercise the vested Incentive Rights, at the Strike Price in effect at the time of death of the Service Provider, and at the expiration of such time, all vested Incentive Rights which have not been exercised shall terminate and become null and void.

12.     Incentive Rights granted hereunder shall be exercisable by a holder by delivering written notice to the Administrator specifying the number of Incentive Rights being exercised and the Strike Price, accompanied by payment in full of the Strike Price for the number of Incentive Rights for which such exercise is made. The calculation of the Strike Price shall be ratified and confirmed by the chief financial officer of the Administrator. Upon receipt of such notice made in accordance with the terms and conditions of the Plan, PET shall cause to be issued and delivered to such holder a certificate representing the Trust Units for which such Incentive Rights have been exercised.

13.     In the event that during the Exercise Period of any Incentive Rights granted hereunder there is a consolidation, subdivision, re-division or change of the Trust Units into a greater or lesser number of Trust Units, outstanding Incentive Rights shall be amended to be for such greater or lesser number of Trust Units as would have resulted if the Trust Units represented by such Incentive Rights had been issued and outstanding at the date of such consolidation, subdivision, re-division or change, and the Strike Price of outstanding Incentive Rights shall be adjusted accordingly.

14.     Vesting provisions of Incentive Rights, if any, shall be accelerated and all unexercised Incentive Rights may be exercised upon the effective date of a change of control of PET or its subsidiaries and affiliates. For purposes of this agreement, a “change of control” shall be deemed to occur upon the effective date of the earlier of any of the following events, provided that such event results in an actual change of control to PET or its subsidiaries and affiliates:

1.	the issuance to or acquisition by any person, or group of persons acting in concert excluding officers, directors or other insiders of PET or its subsidiaries and affiliates, of Trust Units which in the aggregate total 20% or more of the then outstanding issued Trust Units, as the case may be; or

2.	an Offer, as defined in the Trust Indenture of PET dated June 28, 2002, as amended, is made for the acquisition of Trust Units and the Offeror, as defined in such Trust Indenture, has taken up and paid for Trust Units pursuant to the Offer such that the Offeror holds, together with Trust Units already held by the Offeror, in the aggregate 20% or more of the then outstanding Trust Units.

15.     The granting of Incentive Rights hereunder to any Service Provider shall not obligate such Service Provider to exercise such Incentive Rights or any portion thereof. The holding of Incentive Rights shall not entitle a holder to any rights as a Unitholder.

16.     The Plan and any issued Incentive Rights may be amended, modified or terminated with the approvals of the TSX and the Unitholders by ordinary resolution at a meeting of the Unitholders.

COMPUTERSHARE TRUST COMPANY OF CANADA, as trustee of PARAMOUNT ENERGY TRUST, by its agent, PARAMOUNT ENERGY OPERATING CORP.

Per:

Per:

SCHEDULE “A”

NOTICE OF EXERCISE OF TRUST UNIT INCENTIVE RIGHTS

To: The Board of Directors of Paramount Energy Operating Corp.

The undersigned holder of Incentive Rights hereby gives notice of intention to exercise my Incentive Rights to purchase              Trust Units of Paramount Energy Trust granted on                        , 20      , at the following Strike Price:

Grant Price	($ . )

Strike Price	($ . )

Payment in full of the aggregate Strike Price for the total number of Incentive Rights being exercised is enclosed.

Date	Signature of Holder of Incentive Rights

Name — Please Print

Address

Please have my certificate sent to me at:	above address